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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               EATON CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: ............

(2) Aggregate number of securities to which transaction applies: ...............

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ...............................

(4) Proposed maximum aggregate value of transaction: ...........................

(5) Total fee paid: ............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ....................................................

(2) Form, Schedule or Registration Statement No.: ..............................

(3) Filing Party: ..............................................................

(4) Date Filed: ................................................................

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

NOTICE OF MEETING

The 2002 annual meeting of Eaton Corporation shareholders will be held Wednesday, April 24, at 10:30 a.m. local time at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, for the purpose of:

1. Electing directors;

2. Approving the 2002 Stock Plan;

3. Ratifying the appointment of independent auditors; and

4. Considering reports and such other business as may properly come before the meeting.

These matters are more fully described in the following pages.

The record date for the meeting has been fixed by the Board of Directors as the close of business on February 25, 2002. Shareholders of record at that time are entitled to vote at the meeting.

By order of the Board of Directors

/s/ Earl R. Franklin

Earl R. Franklin
Secretary

March 15, 2002

--------------------------------------------------------------------------------

Your Vote Is Important

You may vote your shares electronically by using a toll-free telephone number or the Internet, as described on the proxy card, or you may mark, sign, date and mail your proxy card in the postage-paid envelope provided. We encourage you to file your proxy electronically if either of these options is available to you. The method by which you vote will not limit your right to vote in person at the annual meeting.

--------------------------------------------------------------------------------

                                    CONTENTS

                                                  PAGE
                                                  ----
PROXY STATEMENT ................................     3

Proxy Solicitation .............................     3

Voting at the Meeting ..........................     3

Election of Directors ..........................     4

Board Committees ...............................     8

Compensation of Directors ......................    10

Executive Compensation .........................    11

Approval of the 2002 Stock Plan ................    19

Ratification of the Appointment of
  Independent Auditors .........................    23

Other Business .................................    23

Ownership of Outstanding Voting Shares..........    23

Future Shareholder Proposals ...................    25

APPENDICES

Appendix A:
  Charter of Audit Committee ...................    25

Appendix B:
  Board of Directors Governance Policies .......    27

Appendix C:
  2002 Stock Plan ..............................    29

PROXY STATEMENT

EATON CORPORATION
Eaton Center
Cleveland, Ohio 44114-2584
216-523-5000

----------------------------------------------

This proxy statement, the accompanying proxy form and Eaton's annual report for the year ended December 31, 2001 are scheduled to be sent to shareholders on or about March 15, 2002.

PROXY SOLICITATION

Eaton's Board of Directors solicits your proxy, in the form enclosed, for use at the 2002 annual meeting of shareholders and any adjournments thereof. The individuals named in the enclosed form of proxy have advised the Board of their intention to vote at the meeting in compliance with instructions on all forms of proxy tendered by shareholders and, where no contrary instruction is indicated on the proxy form, for the election of the individuals nominated to serve as directors, for approval of the 2002 Stock Plan and for ratification of the appointment of Ernst & Young LLP as independent auditors. These matters are described in the following sections of this proxy statement.

Any shareholder giving a proxy may revoke it by giving Eaton notice in writing or by facsimile, electronic mail, or other verifiable communication before the meeting or by revoking it at the meeting. All properly executed or transmitted proxies not revoked will be voted at the meeting.

In addition to soliciting proxies through the mail, certain employees may solicit proxies in person or by telephone or facsimile. Eaton has retained Innisfree M&A Incorporated to provide advice in connection with the proposals described in this proxy statement and to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $10,000-$15,000, plus reasonable costs and expenses. Eaton has also consulted with Strategic Stock Surveillance, LLC regarding these proposals. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Eaton.

VOTING AT THE MEETING

Each Eaton shareholder of record at the close of business on February 25, 2002 is entitled to one vote for each share then held. On February 25, 69,790,188 Eaton common shares (par value, 50(cents) each) were outstanding and entitled to vote.

At the 2002 annual meeting, the inspectors of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by Ohio law and Eaton's Amended Regulations, Eaton shareholders present in person or by proxy at the meeting will constitute a quorum. The inspectors of election intend to treat properly executed or transmitted proxies marked "abstain" as "present" for these purposes. The inspectors will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the meeting.

Director nominees receiving the greatest number of votes will be elected directors. Votes withheld in respect of the election of directors will not be counted in determining the outcome of the election. Adoption of all other proposals to come before the meeting will require the affirmative vote of the holders of a majority of the outstanding Eaton common shares, which requirement is consistent with the general vote requirement in Eaton's Amended Articles of Incorporation. The practical effect of this vote requirement will be that abstentions and shares held in "street name" by brokers that are not voted in respect of those proposals will be treated the same as votes cast against those proposals.

As provided by Ohio law, each shareholder is entitled to cumulative voting rights in the election of directors if any shareholder gives written notice to the President or a Vice President or the Secretary of Eaton at least 48 hours before the time fixed for the meeting, requesting cumulative voting, and if an announcement of that notice is made at the beginning of the meeting by the Chairman or Secretary, or by or on behalf of the shareholder who gave the notice. If cumulative voting is in effect with respect to an election of directors, each shareholder has the right to cumulate his or her voting power by giving one nominee that number of votes which equals the number of directors to be elected multiplied by the number of the shareholder's shares, or by distributing his or her votes on the same principle among two or more nominees, as the shareholder sees fit. If cumulative voting is in effect with respect to an election of directors, the individuals named in the proxy will vote the shares represented by the proxy cumulatively for those nominees that they may determine in their discretion, except that no votes will be cast for any nominee as to whom the shareholder giving the proxy has directed that his or her vote be withheld.

1. ELECTION OF DIRECTORS

The Board of Directors is presently composed of ten members. The terms of four directors will expire in April 2002, and those directors have been nominated for re-election. Each of the nominees was elected at the 1999 annual meeting. (See page 5.)

A. William Reynolds, a director since 1987, having attained the normal retirement age, will resign as a director at the conclusion of the annual meeting of shareholders on April 24. A search is underway for a new director to fill the vacancy thus created.

If any of the nominees become unable or decline to serve, the individuals named in the enclosed proxy will have the authority to appoint substitutes. But Eaton's management has no reason to believe that this will occur.

Following is biographical information about each nominee and each director.

NOMINEES FOR ELECTION TO TERMS ENDING IN 2005 OR WHEN THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED:


[N. C. LAUTENBACH PHOTO[      [J. R. MILLER PHOTO]         [F. C. MOSELEY PHOTO]          [V. A. PELSON PHOTO]

NED C. LAUTENBACH, 58, is a   JOHN R. MILLER, 64, is        FURMAN C. MOSELEY, 67, is     VICTOR A. PELSON, 64, is a
partner of Clayton, Dubilier  Chairman, President and       Chairman of Sasquatch Books.  Senior Advisor to UBS
& Rice, Inc., a private       Chief Executive Officer of    He is former President of     Warburg LLC, investment
equity investment firm        Petroleum Partners, Inc., a   Simpson Investment Company,   bankers. Before becoming
specializing in management    provider of outsourcing       holding company for Simpson   associated with UBS Warburg
buyouts. He also serves as    services to the petroleum     Paper Company and Simpson     in 1996, Mr. Pelson was an
Chairman and Chief Executive  industry, and is a director   Timber Company. He was        employee of AT&T from 1959
Officer of Acterna            of Cambrex Corporation. From  Chairman of Simpson Paper     to 1996, where he held a
Corporation, a worldwide      1988 to 2000, he was          from 1969 to 1995 and         number of executive
provider of communications    Chairman and Chief Executive  retired as President of       positions, including Group
test instruments, systems,    Officer of TBN Holdings       Simpson Investment in 1995.   Executive and President
software and services, and    Inc., a buyout firm. He was   Mr. Moseley is a director of  responsible for the
Co-Chairman and Chief         President, Chief Operating    Owens Corning.                Communications Services
Executive Officer of          Officer and a director of     DIRECTOR SINCE 1975           Group, Executive Vice
Convansys Corporation, a      The Standard Oil Company                                    President and member of the
worldwide provider of         from 1980 to 1986. Mr.                                      Management Executive
information technology        Miller formerly served as                                   Committee. At the time of
services. Before joining      Chairman of the Federal                                     his retirement from AT&T,
Clayton, Dubilier, Mr.        Reserve Bank of Cleveland.                                  Mr. Pelson was Chairman of
Lautenbach was associated     DIRECTOR SINCE 1985                                         Global Operations and a
with IBM from 1968 until his                                                              member of the Board of
retirement in 1998. At IBM,                                                               Directors. Mr. Pelson is a
he held several executive                                                                 director of Dun &
positions, including Senior                                                               Bradstreet, Acterna
Vice President and Group                                                                  Corporation, United Parcel
Executive - Sales and                                                                     Service and Carrier 1
Distribution, and was a                                                                   International, S.A., and
member of IBM's Corporate                                                                 Chairman of the Board of
Executive Committee. He is a                                                              Trustees of the New Jersey
director of Acterna                                                                       Institute of Technology.
Corporation, Axcelis                                                                      DIRECTOR SINCE 1994
Technologies, Inc.,
Convansys Corporation, a
member of the Boards of
Trustees of Fidelity
Investments, Fairfield
University, and a member of
the Council on Foreign
Relations.
DIRECTOR SINCE 1997

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL APRIL 2003:


[A. M. CUTLER PHOTO]          [G. L. TOOKER PHOTO]          [D. L. McCOY PHOTO]

ALEXANDER M. CUTLER, 50, is   GARY L. TOOKER, 62, is        DEBORAH L. MCCOY, 47, is
Chairman, Chief Executive     former Chairman of the        Senior Vice President,
Officer and President of      Board, Chief Executive        Flight Operations of
Eaton Corporation. Mr.        Officer and Director of       Continental Airlines, Inc.
Cutler joined Cutler-Hammer,  Motorola, Inc., a             She joined Continental as a
Inc. in 1975, which was       manufacturer of electronics   pilot in 1979, advanced
subsequently acquired by      equipment. Mr. Tooker became  through several senior pilot
Eaton, and became President   Motorola's President in       positions to become Senior
of Eaton's Industrial Group   1990, Vice Chairman and       Director, Operations
in 1986 and President of the  Chief Executive Officer in    Performance in 1994, Vice
Controls Group in 1989. He    1993, Chairman in 1997, and   President, Inflight and
advanced to Executive Vice    retired from Motorola in      Standards Training and
President -- Operations in    1999. Mr. Tooker is a         Performance in 1996, and
1991, was elected Executive   director of Avnet, Inc. and   Vice President, Flight
Vice President and Chief      Axcelis Technologies, Inc.    Training and Inflight in
Operating                     He serves on the Board of     1997. Ms. McCoy assumed her
Officer -- Controls in 1993,  Trustees of Morehouse         present position in 1999.
President and Chief           College.                      DIRECTOR SINCE 2000
Operating Officer in 1995,    DIRECTOR SINCE 1992
and assumed his present
position in 2000. Mr. Cutler
is a director of Axcelis
Technologies, Inc. and
KeyCorp.
DIRECTOR SINCE 1993

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL APRIL 2004:


[M. J. CRITELLI PHOTO]        [E. GREEN PHOTO]

MICHAEL J. CRITELLI, 53, is   ERNIE GREEN, 63, is founder,
Chairman and Chief Executive  President and Chief
Officer of Pitney Bowes       Executive Officer of EGI,
Inc., a provider of           Inc., a manufacturer of
messaging and advanced        automotive components. He is
business communications       also President of Florida
solutions. He was elected     Production Engineering,
Vice Chairman of Pitney       Inc., a subsidiary of EGI.
Bowes in 1994. He was         He is a director of DP&L
promoted to Vice Chairman     Inc., and Pitney Bowes Inc.
and Chief Executive Officer   DIRECTOR SINCE 1995
of the corporation in 1996,
and became Chairman and
Chief Executive Officer in
1997. Mr. Critelli is a
director of Imagistics
International Inc. and Vice
Chairman of the National
Urban League.
DIRECTOR SINCE 1998

BOARD COMMITTEES -- The Board of Directors has the following standing committees: Audit, Compensation and Organization, Executive, Finance, and Governance.

Audit Committee. The function of the Audit Committee includes assisting the Board in monitoring the integrity of the Company's financial statements and its systems of internal accounting and financial controls and in monitoring the independence and performance of the Company's internal and independent auditors.

The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter annually; reviews the annual audited financial statements with management and the independent auditors before publication, including major issues regarding accounting and auditing principles and practices, and the adequacy of internal controls, and recommends to the Board the inclusion of the financial statements in the annual report on Form 10-K; reviews analyses of significant financial reporting issues and judgments made in the preparation of the Company's annual financial statements; reviews major changes to auditing and accounting principles and practices; reviews legal matters that may have a material impact on the Company's financial statements; meets with management to review the Company's major financial risk exposures and the steps taken to monitor and control them; reviews the report of the Director -- Audits on internal controls and internal audit results; recommends the appointment of the independent auditors, who are accountable to the Committee and the Board; approves fees for the audit services of the independent auditors; obtains periodic written statements from the independent auditors delineating all relationships between the auditors and the Company and discusses these statements with the auditors; considers the compatibility of the auditors' services, other than their audit services, with their independence and, if necessary, recommends that the Board take action to satisfy itself of the independence of the auditors; evaluates, along with the Board, the performance of the independent auditors, and if deemed proper, recommends the replacement of the independent auditors; reviews the appointment and any replacement of the Company's Director-Audits; meets with the Director-Audits and independent auditors prior to the annual audit to review the scope, planning and staffing of the audit; discusses with the independent auditors matters relating to the Company's annual audit and quarterly reviews, including the independent auditors' judgment about the quality of the Company's accounting principles applied in its financial reporting; reviews with the independent auditors problems or difficulties encountered by the auditors, any management letter provided by the auditors, and the Company's response to the letter; reviews with management and the independent auditors the Company's quarterly financial statements prior to the filing of each Form 10-Q report; meets at least annually with the Company's chief financial officer, Director-Audits, and independent auditors in separate executive sessions; and prepares the Committee's report to be included in the Company's annual proxy statement. The Audit Committee held three meetings in 2001. Present members are Ms. McCoy and Messrs. Miller, Moseley and Pelson.

Compensation and Organization Committee. The functions of the Compensation and Organization Committee include reviewing proposed organization or responsibility changes at the officer level, evaluating the performance of the Chief Executive Officer and reviewing the performance evaluations of the other elected officers, reviewing succession planning for key officer positions and recommending the individual to assume the position of Chief Executive Officer if that position becomes vacant due to unforeseen circumstances. The Committee is also responsible for recommending to the Board the salary of each elected officer, reviewing awards to elected officers under the Executive Incentive Compensation Plan and the aggregate amount of awards under the Plan, adjusting that amount as appropriate within the terms of the Plan, establishing and subsequently determining the attainment of performance objectives under the Company's long-term incentive compensation plans, annually reviewing awards to elected officers under the Company's long-term incentive compensation plans, administering stock option plans and reviewing compensation practices as they relate to key employees to confirm that those plans remain equitable and competitive, as well as reviewing significant new employee benefit plans or significant changes in such plans or changes with a disproportionate effect on the Company's officers or primarily benefiting key employees, and preparing an annual report for the Company's proxy statement regarding executive compensation. The Compensation and Organization Committee held six meetings in 2001. Present members are Messrs. Critelli, Green, Lautenbach, Reynolds and Tooker.

Executive Committee. The functions of the Executive Committee include all of the functions of the Board of Directors other than the filling of vacancies in the Board of Directors or in any of its committees. The Executive Committee acts upon matters requiring Board action during the intervals between Board meetings. It did not meet in 2001. Mr. Cutler is a member for the full twelve-month term, and each of the non-employee directors serves a four-month term.

Finance Committee. The functions of the Finance Committee include the periodic review of the Company's financial condition and the recommendation of financial policies, analyzing Company policy regarding its debt-to-equity relationship, reviewing and making recommendations regarding the Company's dividend policy, reviewing the Company's cash flow, proposals for long- and short-term debt financing and the risk management program, meeting with and reviewing the performance of management pension committees and any other fiduciaries appointed by the Board for pension and profit-sharing retirement plans and reviewing those plans and recommending modifications to them. The Finance Committee held two meetings in 2001. Present members are Messrs. Lautenbach, Miller, Pelson, Reynolds and Tooker.

Governance Committee. The responsibilities of the Governance Committee include recommending to the Board improvements in the Company's corporate governance processes and changes in the Board Governance Policies, advising the Board on changes in the size and composition of the Board, making recommendations to the Board regarding the structure and responsibilities of Board committees, and annually submitting to the Board candidates for members and chairs of each standing committee. The Governance Committee, jointly with the Chief Executive Officer, identifies and recommends to the Board candidates for Board membership, reviews the nomination of directors for re-election, oversees the orientation of new directors and the ongoing education of the Board, recommends to the Board compensation of non-employee directors, administers the Board's policy on director retirements and resignations, administers the directors' stock ownership guidelines, and recommends to the Board guidelines and procedures to be used by the directors to evaluate the Board's performance. The responsibilities of the Governance Committee also include providing oversight regarding significant public policy issues with respect to the Company's relationships with shareholders, employees, customers, competitors, suppliers and the communities in which the Company operates, including such areas as ethics compliance, environmental, health and safety issues, diversity and equal employment opportunity, community relations, government relations, charitable contributions, shareholder and investor relations and the Eaton
Philosophy -- Excellence through People.

The Governance Committee will consider individuals for nomination to stand for election as directors who are recommended to it in writing by any Eaton shareholder. Any shareholder wishing to recommend an individual as a nominee for election at the annual meeting of shareholders to be held in 2003 should send a signed letter of recommendation, to be received before November 4, 2002, to the following address: Eaton Corporation, Eaton Center, Cleveland, Ohio 44114-2584, attention Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director.

The Governance Committee held three meetings in 2001. Present members are Ms. McCoy and Messrs. Critelli, Green, Miller and Moseley.

The Board of Directors held ten meetings in 2001. All directors attended at least 75% of the meetings of the Board and its committees. The average rate of attendance for all directors was 96%.

AUDIT COMMITTEE REPORT -- The Audit Committee of the Board of Directors is responsible to assist the Board in monitoring the integrity of the Company's financial statements and its system of internal accounting controls and financial controls and in monitoring the independence and performance of the Company's internal and independent auditors. The Committee is comprised of four Directors, all of whom are independent under the listing standards of the New York Stock Exchange.

The Board of Directors amended the Audit Committee charter as of July 24, 2001. A copy of the charter is attached as Appendix A to this proxy statement.

In carrying out its responsibilities, the Audit Committee has reviewed, and has discussed with the Company's management, the Company's 2001 audited financial statements.

The Committee has discussed with Ernst & Young LLP, the Company's independent outside auditors, the matters required to be discussed by generally accepted auditing standards.

The Committee has also received the written disclosures from Ernst & Young regarding their independence from the Company and its management that are required by the Independence Standards Board, has discussed with Ernst & Young their independence and has considered the compatibility of their services, other than their audit services referenced in the following sentence, with their independence. For 2001, Ernst & Young's audit fees relating to the audit of the Company's annual financial statements and review of the Company's quarterly financial statements were $3.5 million. Ernst & Young rendered no services relating to financial information systems design and implementation, and therefore their fees in this area were $-0-. Their fees for all other services were $13.3 million, comprised of (a) $4.1 million for audit-related services (which generally include statutory and employee benefit plan audits, business acquisitions, and Securities and Exchange Commission registration statements) and (b) $9.2 million for tax-related services (which generally include tax and employee benefit plan compliance and tax advisory services).

Based upon the Committee's reviews and discussions referred to above, and in reliance upon them, the Committee has recommended to the Board of Directors that the Company's audited financial statements for 2001 be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission, and the Board has approved their inclusion.

Respectfully submitted to the Company's shareholders by the Audit Committee of the Board of Directors.

Furman C. Moseley, Chairman
Deborah L. McCoy
John R. Miller
Victor A. Pelson

COMPENSATION OF DIRECTORS -- Employee directors are not compensated for their services as directors. Non-employee directors receive an annual retainer of $60,000, an annual retainer of $5,000 for serving as chairman of any standing committee of the Board, a fee of $2,000 for each Board meeting attended and for attendance at any special presentation on non-Board meeting days, and a fee of $2,000 for each Board committee and shareholder meeting attended.

Non-employee directors first elected before 1996 may defer payment of their annual fees not to exceed $30,000 at a rate of interest specified in their deferred compensation agreements. The rate of interest is based upon the number of years until a director's normal retirement date and, in general, is higher than prevailing market rates. All non-employee directors may defer payment of their fees at a rate of return which varies, depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion which the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury note returns plus 300 basis points. Short-term compensation earns 13-week Treasury bill returns. These arrangements provide for accelerated lump sum or installment payments upon a failure by the Company to pay or termination of service in the context of a change in control of the Company.

Under the Company's 1998 Stock Plan, as approved by the shareholders, each person who on April 22, 1998 or thereafter becomes a non-employee director automatically is granted a stock option for 5,000 shares upon the date of his or her election. So long as each non-employee director continues to serve in that capacity, beginning in the year after the director receives his or her initial grant, he or she is automatically granted an option for a number of shares equal to the quotient resulting from dividing (i) four times the annual retainer for each non-employee director in effect on the granting date, by (ii) the closing price of an Eaton common share on the New York Stock Exchange Composite Transactions on the last business day immediately preceding the granting date. The granting date is the Tuesday immediately before the fourth Wednesday of each January.

Upon leaving the Board, non-employee directors who were first elected prior to 1996 are eligible to receive an annual benefit, as described below. For Board service of at least five years, eligible directors receive an annual benefit equal to the annual retainer in effect at the time the directors leave the Board. Eligible directors having fewer than five years but more than one year of Board service at the time of their Board retirement receive a proportionately reduced annual benefit. The annual benefit is paid for the lesser of ten years or life. The present value of payments under this plan will be paid in a lump sum upon a "proposed change in control" of the Company, unless otherwise determined by a committee of the Board. Directors who are first elected in 1996 or later are not eligible to receive the annual benefit.

BOARD OF DIRECTORS GOVERNANCE POLICIES -- In January, 2002, the Board of Directors adopted an updated version of the Board of Directors Governance Policies, recommended by the Governance Committee of the Board. The new Governance Policies are attached as Appendix B to this proxy statement.

EXECUTIVE COMPENSATION -- The following table summarizes the total compensation of the Chief Executive Officer of Eaton and the four other most highly compensated executive officers for fiscal year 2001. The table also summarizes compensation of the named executive officers for fiscal years 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                          ---------------------------------
                                                                                 AWARDS            PAYOUTS
                                                                          ---------------------   ---------
                                                                          RESTRICTED
                                 ANNUAL COMPENSATION       OTHER ANNUAL     STOCK       STOCK     LONG-TERM    ALL OTHER
                              --------------------------   COMPENSATION    AWARD(S)    OPTIONS    INCENTIVE   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS         (1)           (2)       (SHARES)    PAYOUTS        (3)
--------------------------------------------------------------------------------------------------------------------------

A. M. Cutler                  2001   $941,670   $654,588     $14,923      $  699,100    90,000    $317,771      $25,579
  Chairman,                   2000    797,940    636,043           0               0   104,553     929,978       39,128
  Chief Executive Officer     1999    695,040    914,250           0               0    87,127     792,576       26,944
  and President

C. Arnold                     2001   $384,375   $135,780     $     0      $  174,775    20,100    $126,911      $12,099
  Senior Vice President       2000     85,336    150,202           0       3,796,650         0     434,731            0
  and Group Executive --      1999          0          0           0               0         0           0            0
  Fluid Power

S. M. Buente                  2001   $359,374   $156,282     $     0      $  174,775    20,100    $132,548      $18,297
  Senior Vice President       2000    303,243    140,216           0               0    15,102     169,394       23,504
  and Group Executive --      1999    256,432    310,711           0               0    23,234     108,260       23,072
  Automotive

R. W. Carson                  2001   $420,121   $148,405     $     0      $  174,775    20,100    $132,715      $20,474
  Senior Vice President       2000    383,360    257,489           0               0   104,554           0       23,849
  and Group Executive --      1999    263,654     66,413           0               0    38,336           0        7,653
  Cutler-Hammer

S. J. Cook                    2001   $319,784   $106,235     $     0      $        0    11,000    $ 75,702      $17,604
  Vice President --           2000    299,200    141,098           0               0    15,102     260,314       23,939
  Human Resources             1999    282,520    225,021           0               0    23,234     246,664       23,307
--------------------------------------------------------------------------------------------------------------------------

(1) Reported in this column is annual compensation representing an amount reimbursed by the Company for the payment of income taxes on certain executive perquisites.

(2) At year-end 2001 the number and value of restricted shares held by each of the named executive officers were as follows: A. M. Cutler, 10,000, $744,100; R. W. Carson, 2,500, $186,025; S. M. Buente, 2,500, $186,025; C.
    Arnold, 68,947, $5,130,346 and S. J. Cook, 0, $0. Value is calculated by multiplying the closing price of an Eaton share on that date by the number of restricted shares (vested and unvested). For reasons related to the spin-off of the Company's semiconductor operations, the restricted shares granted to Mr. Arnold in 2000 upon the commencement of his employment by the Company were cancelled prior to year-end 2000 and were re-granted in 2001. The restricted shares awarded to the named executive officers vest over four year periods, except that the restricted shares granted to Mr. Arnold in 2000 vest over five years. Dividends are paid to the executives with respect to the restricted shares (vested and unvested) they hold at the same rate and time as dividends are paid on outstanding Company shares generally.

(3) All Other Compensation contains several components. With respect to 2001 and prior years, the Eaton Savings Plan (formerly called the Eaton Corporation Share Purchase and Investment Plan) permitted an employee to contribute from 1% to 6% of his or her salary to the matching portion of the plan. Eaton made a matching contribution which, except in special circumstances, ranged between $.25 and $1.00 for each dollar contributed by the participating employee, as determined under a formula designed to reflect Eaton's quarterly earnings per share. The amounts the Company contributed during 2001 for the named executive officers were as follows: S. M. Buente, $2,552;
    A. M. Cutler, $2,927; R. W. Carson, $2,724; S. J. Cook, $3,170 and C.
    Arnold, $2,003. The Company maintains plans pursuant to which incentive compensation may be deferred. Earnings on such deferrals which are above rates established by the Internal Revenue Service are disclosed in this table. Those earnings during 2001 for each of the named executive officers were as follows: S. M. Buente, $0; A. M. Cutler, $2,044; R. W. Carson, $0;
    S. J. Cook, $0 and C. Arnold, $0. Under a Company program, each executive officer may acquire an automobile with a Company subsidy. Under this program for 2001, the approximate cost to the Company for each of the named executive officers was as follows: S. M. Buente, $12,676; A. M. Cutler, $13,485; R. W. Carson, $13,068; S. J. Cook, $12,229 and C. Arnold, $7,896.
    The Company provides certain executives, including the named executive officers, with the opportunity to acquire individual whole-life insurance. The annual premiums paid by the Company during 2001 for each of the named executive officers were as follows: S. M. Buente, $3,069; A. M. Cutler, $7,123; R. W. Carson, $4,682; S. J. Cook, $2,205 and C. Arnold, $2,200. Each
    executive officer is responsible for paying individual income taxes due with respect to the Company's automobile and insurance programs.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES -- The following table contains information concerning the exercise of stock options during fiscal year 2001 and the value of unexercised stock options at the end of fiscal year 2001 with respect to the named executive officers.

                                                                                  TOTAL VALUE OF
                                                    TOTAL NUMBER OF                UNEXERCISED,
                                                  UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                       SHARES                           HELD AT                       HELD AT
                     ACQUIRED ON                    FISCAL YEAR END               FISCAL YEAR END
                      EXERCISE      VALUE     ---------------------------   ---------------------------
       NAME              (#)       REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------------------------------------------------------------------------------

A. M. Cutler            21,338     $983,895     316,678        333,143      $6,458,007     $2,882,065
C. Arnold                    0            0           0         20,100               0         38,190
S. M. Buente             1,259       51,418      63,718         61,991       1,257,581        505,291
R. W. Carson                 0            0      87,180         75,810         771,711        587,125
S. J. Cook               2,191       57,685      51,005         65,609         744,360        601,405
-------------------------------------------------------------------------------------------------------

OPTION GRANTS -- The following table gives information concerning grants of stock options made during fiscal year 2001 to each of the named executive officers. No stock appreciation rights were granted during fiscal year 2001.

                                      INDIVIDUAL GRANTS
                       ------------------------------------------------
                                     PERCENT OF
                                       TOTAL
                        NUMBER OF     OPTIONS                             POTENTIAL REALIZABLE VALUE AT ASSUMED
                       SECURITIES    GRANTED TO                                ANNUAL RATES OF STOCK PRICE
                       UNDERLYING    EMPLOYEES    EXERCISE                    APPRECIATION FOR OPTION TERM
                         OPTIONS     IN FISCAL    OR BASE    EXPIRATION   -------------------------------------
        NAME           GRANTED (#)    YEAR(1)      PRICE        DATE      0%          5%              10%
---------------------------------------------------------------------------------------------------------------

A. M. Cutler             90,000         7.41%      $72.93     2/27/2011   $0    $    4,135,131   $   10,436,283
C. Arnold                20,100         1.66%       72.93     2/27/2011    0           923,513        2,330,770
S. M. Buente             20,100         1.66%       72.93     2/27/2011    0           923,513        2,330,770
R. W. Carson             20,100         1.66%       72.93     2/27/2011    0           923,513        2,330,770
S. J. Cook               11,000         0.91%       72.93     2/27/2011    0           505,405        1,275,546
All Shareholders(2)                                                        0     3,200,931,898    8,078,542,411
---------------------------------------------------------------------------------------------------------------

(1) Based on a total of 1,213,808 options granted to all employees. As granted, one-third of the options become exercisable upon each of the first, second and third anniversary of the date of grant.

(2) At the assumed annual rates of stock price appreciation of 0%, 5% and 10%, at a base price of $72.93, the value of all 69,667,411 shares outstanding on January 31, 2002, would increase by the amounts shown. There can be no assurance that the market price of Eaton shares will increase in the future.

--------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN AWARDS -- The following table gives information regarding long-term incentive plan awards made during fiscal year 2001 to each of the named executive officers.

                                            PERFORMANCE
                                              OR OTHER     ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                             NUMBER OF         PERIOD                 PRICE BASED PLANS
                              SHARES,          UNTIL       ----------------------------------------
                             UNITS OR        MATURATION      THRESHOLD       TARGET       MAXIMUM
          NAME            OTHER RIGHTS(1)    OR PAYOUT       (SHARES)       (SHARES)     (SHARES)
---------------------------------------------------------------------------------------------------
A. M. Cutler                   9,800          4 years          9,800         19,600        39,200
C. Arnold                      2,975          4 years          2,975          5,950        11,900
S. M. Buente                   2,975          4 years          2,975          5,950        11,900
R. W. Carson                   2,975          4 years          2,975          5,950        11,900
S. J. Cook                     1,650          4 years          1,650          3,300         6,600
---------------------------------------------------------------------------------------------------

(1) These units were awarded during 2001 under the Company's long-term incentive plan at a target price per unit of $67.496. The actual, final value of the units will be determined after the completion of the four-year award period based upon the achievement of corporate and individual performance goals. The corporate goals relate to cash flow return on gross capital and growth in earnings per Company common share. Payouts are made in cash, unless the executive has elected to defer receipt of the payment under the Company's long-term deferral plan.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT -- The Committee, consisting of five non-employee directors, met six times in 2001. The Committee has adopted several fundamental compensation policies that have been endorsed by the Board of Directors. It is Committee policy that executive compensation must to a large extent be at risk, in the sense of being dependent on achieving rigorous Company, business unit and individual performance objectives that are designed to enhance shareholder value. It is also Committee policy that executive compensation must be competitive in the employment marketplace in order to allow the Company to attract, motivate and retain highly qualified executives, and that it must fairly reflect, in the judgment of the Committee, accomplishments and responsibilities within the Company.

The administration of the Company's executive compensation is consistent with these policies. This is confirmed by periodic studies of Company and industry practices conducted for the Committee with the assistance of a nationally recognized consulting firm, the results of which are summarized for the Board of Directors. Based on the last study and the consulting firm's recommendations, the Committee has established annual guidelines designed to limit the dilutive effect of the Company's stock option grants. Further, the Committee adjusted the performance goals under the Company's short-term incentive plan to insure that the performance metrics are aligned with the Company's earnings growth objectives. Forty-five percent of the 2001 aggregate cash compensation of the executive officers named in the compensation table was based directly on specific financial performance objectives. For 2001, the Committee targeted base salaries at approximately the median range of compensation paid by similar companies included in the survey data bases of several nationally recognized compensation consulting firms. The Committee also established short-term and long-term incentive opportunities and stock option grants at approximately the median range, with provisions for larger payments if the Company achieves superior performance and for smaller payments if the Company does not achieve target performance.

Salary -- In setting executive salaries, the Committee uses input from outside sources as noted above and management recommendations for individual adjustments. In judging performance, the Committee considers performance against annual plans, accomplishment of other objectives and the financial results of similar companies. The Company also normally considers factors such as initiative and leadership, as well as time in position, experience, knowledge and level of competitive compensation in the marketplace. Consistently effective individual performance is a threshold requirement for any salary increase. The Committee considers these same factors when preparing its recommendations for base salary adjustments for the Company's Chairman and Chief Executive Officer. The Committee's recommendations for 2001 salary adjustments were based upon these considerations and accepted by the Board of Directors.

Short-Term Incentives -- Annual performance awards for 2001 were based on individual target opportunities for each executive expressed as a percentage of the higher of the participant's base salary or salary grade midpoint. Actual awards are determined by adjusting the target incentive opportunity based on whether the Company has achieved predetermined levels of cash flow return on gross capital employed in the business ("CFR"), earnings per share and business unit performance (for operating managers). Actual awards are also determined by individual performance ratings and Committee discretion. A philosophical cornerstone of short-term incentive compensation is the belief that cash flow return and earnings per share are easily understood by incentive participants, and that consistently high performance against these measures provides a good statistical correlation with sustained high stock market valuation. No incentive payments are made under the Plan unless the Company achieves the predetermined minimum levels of both CFR and earnings per share. Individual performance ratings take into account factors such as unanticipated challenges and opportunities, actual performance against profit plan, personal objectives, general economic conditions and the performance of other large industrial corporations. Individual ratings emphasize pay for performance, and may result in payments ranging from zero to 150% of the amount otherwise payable. The Committee may adjust the total amount available for payment under the Plan up or down by 20%, and retains the right to pay up to 20% of the normal incentive fund to recognize extraordinary contributions to the Company in a year when awards would not otherwise be payable. The Committee did not exercise this discretion with respect to the 2001 incentive awards. Executives may defer payment of their bonuses. Amounts deferred until retirement earn the greater of share price appreciation and dividend equivalents or 13-week Treasury bill returns. Amounts deferred for shorter periods earn Treasury bill returns.

Long-Term Incentives -- Long-term incentives are granted annually. Their value depends on whether the Company achieves aggressive performance objectives during the four years following a grant. Incentive awards are based upon a combination of CFR, growth in earnings per share and a discretionary assessment of individual performance. The performance objectives are established by the Committee based upon a review with management of the Company's past performance in comparison to that of its peer group companies and the Company's strategic objectives and annual business plans. For the 1998-2001 award period, the Company's performance was below the target objectives established for that period, but was above the level necessary to earn a minimum award under the Plan. Individual incentive targets are expressed as phantom share units, and final awards are paid in cash, instead of shares. Final phantom share unit awards will be determined based upon Company and individual performance as described above. Executive officers may defer payment of their awards. At least 50% of any deferrals that will be paid after retirement are converted to share units and earn share price appreciation and dividend equivalents. The balance earns 10-year Treasury note returns plus 300 basis points. Short-term deferrals earn 13-week Treasury bill returns.

Tax Deduction -- Any non-deferred annual compensation of more than $1 million for the Company's Chief Executive Officer and each of its four other most highly-compensated officers is not tax deductible unless paid pursuant to formula-driven, performance-based arrangements that preclude Committee discretion to adjust compensation after the beginning of the period in which the compensation is earned. The Committee attempts to preserve deductibility by encouraging deferrals of otherwise non-deductible payments.

Equity Compensation -- Stock options align the interests of the Company's officers and other executives with those of its shareholders by having a significant component of their compensation tied directly to increases in shareholder value. All officers and key executives of the Company are expected to hold a multiple of from one to five times their base salary in Company shares depending on their level in the organization. Options typically have been granted annually, have an exercise price equal to the fair market value of the shares on the date of the grant and, to encourage a long-term perspective, have an exercise period of ten years. The Company does not reprice stock options after they have been granted and does not grant stock appreciation rights. Based upon its 1999 review of compensation practices, the Committee had adopted guidelines that limit the Company's regular total stock option grants, during any five-year period, to a maximum of 10% of the Company's outstanding shares. When circumstances warrant, the Company does make occasional grants of restricted stock to selected elected officers or other executives.

Chief Executive Officer Compensation -- The 2001 compensation for Mr. Cutler was earned pursuant to the arrangements described above. The Committee recommended, and the Board of Directors approved, a 2001 adjustment to his base salary. The adjustment was made to reflect his overall performance in this key strategic leadership role, to competitively position his salary in the marketplace and to reflect his time in this position.

Mr. Cutler's 2001 short-term incentive payout reflected the award formula of the Company's incentive compensation plan, which was based on the Company's financial performance, as measured by CFR and earnings per share compared to the targets set by the Committee for 2001. Consistent with the Plan's design, the Committee evaluated the performance of Mr. Cutler, and his final award reflects his individual rating. In establishing that rating, the Committee took into account Mr. Cutler's strategic leadership in the face of 2001's major economic contraction and resulting weakened markets and earnings. Led by Mr. Cutler, management took decisive action to adjust the size of the organization and to control costs. Mr. Cutler maintained the Company's very strong cash flow performance which, when combined with major reductions in debt, significantly strengthened the Company's financial position. This performance allowed Eaton to maintain a solid share price valuation despite very poor market conditions. Mr. Cutler's rating also reflected continued success in improving the Company's leadership talent and its diversity profile.

Mr. Cutler earned a 1998-2001 payout from the long-term incentive plan that was based upon the Company's four-year CFR and cumulative EPS performance against stretch objectives established by the Committee for this period, and upon Mr. Cutler's personal performance over that period. His grants of stock options, restricted stock and long-term incentives were based on the factors described in earlier sections of this report. Mr. Cutler's 2001 long-term incentive plan, restricted stock and stock option grants compared appropriately with the median of long-term grants made to Chief Executive Officers by large industrial competitors.

Respectfully submitted to the Company's shareholders by the Compensation and Organization Committee of the Board of Directors.

Gary L. Tooker, Chairman
Michael J. Critelli
Ernie Green
Ned C. Lautenbach
A. William Reynolds

COMPANY STOCK PERFORMANCE -- The following graph compares the cumulative total return for Eaton common shares with the S&P 500 and a group of peer companies. The peer group consists of: ArvinMeritor, Inc., Borg Warner Automotive, Inc., Cooper Industries, Inc., Cummins Engine Company, Inc., Dana Corporation, Emerson Electric Co., Honeywell International, Inc., Hubbell Incorporated, Johnson Controls, Inc., Navistar International Corporation, PACCAR Inc., Parker-Hannifin Corporation, Rockwell International Corporation (now Rockwell Automation Corporation), SPX Corporation, TRW Inc. and Thomas & Betts Corporation.

                                  [LINE GRAPH]


                                                      EATON                       PEERS                      S&P 500
                                                      -----                       -----                      -------
1996                                                     100                         100                         100
1997                                                 130.621                     120.622                     133.361
1998                                                 105.804                     123.662                     171.484
1999                                                 111.067                     136.218                     207.552
2000                                                 117.868                     137.132                      187.69
2001                                                  137.68                     124.343                     165.413

Assumes $100 invested on December 31, 1996 in Eaton common shares, the S&P 500 index and stock of the peer companies. Total return assumes that all dividends are reinvested when received. The returns of each company in the group of peer companies are weighted based on the relative stock market capitalization of those companies at the beginning of the measurement period.

RETIREMENT PLANS -- The following table shows the annual normal retirement benefits payable to officers and other employees of the Company under the Company's retirement plans upon retirement at age 65 at the compensation levels and years of service specified. The table assumes retirement under the standard post-retirement single life annuity option. Under the standard post-retirement surviving spouse option, the participant receives a reduced pension, and a pension equal to 50% of the reduced pension is payable to his or her surviving spouse. The benefit for an employee electing that option whose spouse is three years younger would be approximately 11% less than the amounts shown in the table.

                               PENSION PLAN TABLE

                              ANNUAL NORMAL RETIREMENT BENEFITS PURSUANT TO STANDARD
   AVERAGE FINAL        SINGLE LIFE ANNUITY OPTION FOR YEARS OF CREDITED SERVICE INDICATED
      ANNUAL          -----------------------------------------------------------------------
   COMPENSATION       15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS     40 YEARS
=============================================================================================
       300,000        $ 64,868    $ 86,490    $108,113    $129,735    $151,358    $  172,980
       400,000          87,368     116,490     145,613     174,735     203,858       232,980
       500,000         109,868     146,490     183,113     219,735     256,358       292,980
       600,000         132,368     176,490     220,613     264,735     308,858       352,980
       700,000         154,868     206,490     258,113     309,735     361,358       412,980
       800,000         177,368     236,490     295,613     354,735     413,858       472,980
       900,000         199,868     266,490     333,113     399,735     466,358       532,980
     1,000,000         222,368     296,490     370,613     444,735     518,858       592,980
     1,100,000         244,868     326,490     408,113     489,735     571,358       652,980
     1,200,000         267,368     356,490     445,613     534,735     623,858       712,980
     1,300,000         289,868     386,490     483,113     579,735     676,358       772,980
     1,400,000         312,368     416,490     520,613     624,735     728,858       832,980
     1,500,000         334,868     446,490     558,113     669,735     781,358       892,980
     1,600,000         357,368     476,490     595,613     714,735     833,858       952,980
     1,700,000         379,868     506,490     633,113     759,735     886,358     1,012,980
     1,800,000         402,368     536,490     670,613     804,735     938,858     1,072,980
     1,900,000         424,868     566,490     708,113     849,735     991,358     1,132,980

The information contained in the preceding table is based on the assumption that the retirement plans will be continued in their present form.

Annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level ($35,100 for 2001 retirements) plus 1 1/2% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee's years of credited service.

An employee's average final annual compensation is the average annual amount of his or her total compensation (which includes salary and bonus as so identified in the Summary Compensation Table on page 12) for service during the five consecutive years within the last ten years of employment for which the employee's total compensation was greatest. Years of credited service means the number of years of employment between age 21 and retirement, with a maximum of 44 years. As of January 31, 2002, the number of years of credited service for each of the individuals named in the Summary Compensation Table on page 12 was as follows: A. M. Cutler, 26.4; C. Arnold, 1.3; R. W. Carson, 3; S. M. Buente, 25.3; S. J. Cook, 7.3.
                                ---------------

Certain provisions of the Internal Revenue Code, as amended, limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted under the Code, the Board of Directors has authorized the payment from Eaton's general funds of any benefits calculated under the provisions of the applicable retirement plan which may exceed those limits. The present value of these benefits will be paid in a single installment upon a proposed change in control of the Company unless otherwise determined by the Board of Directors.
                                ---------------

The Board of Directors has adopted a plan which provides supplemental annual retirement income to certain executives who do not have the opportunity to accumulate significant credited service with Eaton, provided that they retire at age 55 or older and have at least five years of service with Eaton. The amount of the annual supplement is generally equal to the amount by which a percentage (described below) of the executive's average final annual compensation exceeds his or her earned retirement income (which includes amounts receivable pursuant to the retirement plans described above as well as retirement plans maintained by the executive's previous employers). The percentage of average final annual compensation used for this purpose depends upon an executive's age and years of service at retirement. The percentage ranges from 20% (for retirements at age 55 with less than 15 years of service) to 45% (for retirements at age 65 with 15 years or more of service). Under the plan, the present value of payments will be paid in a single installment upon a proposed change in control of the Company unless otherwise determined by the Board of Directors. Eight executive officers currently are accruing benefits under the plan, including C. Arnold, R. W. Carson and S. J. Cook, who are named in the Summary Compensation Table on page 12. The estimated annual benefits payable under this plan are $115,984 to Mr. Arnold, $216,838 to Mr. Carson and $114,785 to Ms. Cook, based on the assumption that they retire at age 65 and their base salary and target incentive compensation increases at 4% per annum.
                                ---------------

The Company has entered into agreements with its executive officers, including those named in the Summary Compensation Table on page 12, which provide for payments and benefits in the event of a termination of employment in the context of a change of control of the Company. The purpose of these agreements is to assure continued dedication, and to diminish the inevitable distraction caused by personal uncertainties and risks, in the event of a corporate change of control.

The agreements provide that each officer, for three years following a change of control, will have duties, salary, bonus, fringe benefits and opportunities for savings, incentive earnings and retirement compensation no less favorable than was previously the case. If the Company were to terminate an officer's employment during this three-year period for reasons other than cause or disability, or if the officer were to terminate employment because of changed circumstances, then the officer would be entitled to receive certain amounts and benefits under these agreements. These amounts and benefits would include (i) long-term incentive compensation reflective of the portion of the award periods completed prior to termination, (ii) salary and bonus multiplied by three (or any lesser number of years and portions thereof until age 65), and (iii) continuation of medical, life insurance and other welfare benefits for two years (or any lesser number of years and portions thereof until age 65), subject to reduction for comparable benefits received in any subsequent employment. The officer would be entitled to receive an additional payment, net of taxes, to compensate for the excise tax imposed on these and other payments if they are determined to be "excess parachute payments" under the Internal Revenue Code.

The agreements provide that, upon the occurrence of a proposed change of control, the Company would deposit in trust a cash amount sufficient to provide the benefits and payments to which the officers would be entitled under the agreements upon a change of control and termination of employment. The agreements also provide that the Company would reimburse the officers for any costs incurred to enforce the agreements.
                                ---------------

Certain grantor trusts established by the Company hold approximately $1 million of marketable securities and 699,431 Company shares in order to provide for a portion of the Company's deferred compensation obligations. The trust assets, which are subject to the claims of the Company's creditors, will be used to pay those obligations in proportion to trust funding. The trusts provide for full funding upon a change in control of the Company and for accelerated lump sum or installment payments upon a failure by the Company to pay amounts due under the plans or upon a termination of employment in the context of a change in control.

2. APPROVAL OF THE 2002 STOCK PLAN

The Board believes that share-based incentives are important factors in attracting and retaining highly qualified individuals, and that they help to align the interests of those individuals with the interests of the Company's shareholders. It believes that the shareholder-approved 1998 Stock Plan has been instrumental in producing the strong financial performance of the Company since 1998. As of January 31, 2002, 1,194,139 common shares remained available for additional awards under that plan. The Board is therefore submitting to the Company's shareholders for their approval a new share-based plan, called the 2002 Stock Plan (the "Plan").

The Board believes that the potential dilutive effect of the issuance of stock options has been mitigated by periodic share repurchase programs over the last several years. Since 1996, Eaton has repurchased 13.2 million of its shares, largely offsetting grants made in recent years. Under a share repurchase program authorized in January 2000, the Company has remaining authority to purchase up to $499 million worth of shares. The actual number of shares to be purchased, if any, will depend upon market conditions.

The Plan, which is similar to the 1998 Stock Plan, will authorize the granting of stock options to non-employee directors, and the granting of stock options and other share-based awards to non-union salaried employees selected by the Board's Compensation and Organization Committee (the "Committee"). The purpose of the Plan is to continue to provide long-term incentives for outstanding service to the Company and its shareholders and to assist in recruiting and retaining highly qualified individuals. A copy of the Plan is included as Appendix C to this proxy statement, and the following summary is qualified in its entirety by the provisions of the Plan.

ADMINISTRATION - The Committee, which is comprised of non-employee directors, will administer employee awards. The Governance Committee of the Board, which is also comprised of non-employee directors, will administer non-employee director options.

SHARES AVAILABLE - Subject to adjustments for stock splits, stock dividends and other events affecting the shares, the total number of the Company's common shares with a par value of 50c each ("shares") that may be delivered under the Plan will not exceed 2,500,000, and the total number of shares or share units underlying options or related to other awards that may be granted to any employee during any period of three consecutive calendar years will not exceed 500,000. No more than 10% of the total number of shares authorized for delivery under the Plan may be granted as performance shares, restricted shares, stock appreciation rights or other share-based awards (other than stock options). In addition, no more than 5% of the total number of shares authorized for delivery under the Plan may be granted as performance shares, restricted shares, stock appreciation rights or other share-based awards (other than stock options) which vest within less than one year after the date of grant. With respect to such awards in excess of 5% of the total number of such authorized number of shares, the vesting period must exceed one year, with no more than one third of shares becoming vested at the end of each of the twelve-month periods following the date of grant. Shares related to awards that are forfeited, terminated or unexercised upon expiration shall immediately become available for other awards.

STOCK OPTIONS -

Employee Stock Options. Each option will be exercisable at such times and for such number of shares as determined by the Committee as of the date of grant. Grants to officers will not be exercisable for at least six months after those options are granted. Although the Plan does not impose any similar time requirement on grants to non-officer employees, such grants historically have become exercisable as follows: after one year as to 33% of the shares covered by the grant, after the second year as to another 33%, and after the third year as to the remaining 34%. The Committee may accelerate the times when an option may be exercised, and the Management Compensation Committee (comprised of Company officers) may do likewise for employees who are not officers. The Committee may grant employee options which are intended to qualify as incentive stock options ("Incentive Stock Options") under the Internal Revenue Code.

Non-employee Director Stock Options. Each person who becomes a non-employee director at the 2002 annual shareholders meeting or thereafter automatically will be granted an option for 5,000 shares upon the date of his or her election. On each granting date thereafter that each non-employee director continues to serve in that capacity, he or she will automatically be granted options for a number of shares equal to the quotient resulting from dividing (i) four times the annual retainer for non-employee directors in effect on the granting date by (ii) the closing price of a share on the last business day immediately preceding the granting date. The granting date is the Tuesday immediately before the fourth Wednesday of each January. Each non-employee director option shall be fully exercisable six months following the date of grant.

Term.  The term of each option will be ten years from the date of grant.

Price. The option price will be the fair market value of the shares subject to the option on the date of grant. The fair market value shall be the mean of the high and low prices as quoted on the New York Stock Exchange Composite Transactions. The fair market value of a share as of March 1, 2002 was $81.42.

Payment. The exercise price will be payable in cash or, if permitted by the terms of the option, by other consideration, including shares valued at fair market value on the date of exercise. Delivery of the shares by the Company to the option holder upon exercise of an option may be deferred, as authorized by the Committee.

PERFORMANCE SHARES - The Committee may grant performance shares for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee. The Committee will establish award periods and the number of performance shares to be earned if Company performance objectives are met during the award periods. The performance objectives will be stated in terms of cash flow return on gross capital employed in the Company's business ("CFR"). CFR equals the total of net income plus depreciation and after-tax net interest divided by the total of capital plus accumulated depreciation (minus goodwill and short-term investments). After performance shares have been awarded and performance objectives have been established, the Committee may not increase the number of performance shares that may be earned by any employee upon attainment of any performance objective. The actual levels of CFR to be achieved and other terms and conditions of the performance shares will be determined by the Committee. If performance shares are not earned, they will be available for future grants.

OTHER AWARDS - The Company has not granted stock appreciation rights for many years, primarily because of their adverse accounting consequences. However, in some countries stock appreciation rights are more advantageous to the recipients than conventional stock options. Therefore, the Plan permits their use at the discretion of the Committee. Stock appreciation rights entitle the holder to receive a number of shares or cash equal to the increase in the fair market value of the designated number of shares from the date of grant to the date of exercise. Stock appreciation rights may be exercised as determined by the Committee.

The Committee may grant other share-based awards, including restricted shares, for no cash consideration, or for such consideration as may be determined by the Committee. Subject to the provisions discussed under "Shares Available" above, the Committee will determine the criteria or periods for payment or vesting and the extent to which those criteria or periods have been met. Any such grants shall have such other terms and conditions as determined by the Committee.

OTHER MATTERS - The Plan will become effective if and when approved by the shareholders at the 2002 annual meeting of shareholders, and no awards may be granted after December 31, 2011.

Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The Plan may be terminated or amended by the Board of Directors without shareholder approval, except that the Plan may not be amended without shareholder approval to (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) increase the maximum number of shares which may be granted to any employee, (iii) grant options or stock appreciation rights at a purchase price below fair market value on the date of grant or (iv) materially modify the requirements as to eligibility for participation in the Plan.

The Board of Directors is presently comprised of nine non-employee directors and one employee director. The number of employees to whom employee stock options are typically granted is approximately 500.

The benefits that will be received by employees under the Plan or which would have been received under the Plan if it had been in effect in 2001 are not currently determinable, because awards will be made at the discretion of the Committee.

FEDERAL INCOME TAX IMPLICATIONS -

General. The Plan has been designed to meet the requirements in Section 162(m) of the Internal Revenue Code for stock options, stock appreciation rights and performance shares, but has not been designed to meet those requirements for other awards.

Stock Options. Employees may be granted Incentive Stock Options or nonqualified options. Under present federal income tax law and regulations, no tax is imposed as a result of the grant or exercise of an Incentive Stock Option. The amount by which the fair market value of the shares received upon exercise exceeds the option price is an item of tax preference and may be subject to the alternative minimum tax. If the shares received upon the exercise of an Incentive Stock Option are not disposed of within two years from the date the option was granted and within one year after the date the shares are transferred to the holder, upon the sale of the shares, the difference between the amount realized on the sale and the option price will be taxed as long-term capital gain or loss. Eaton will not be entitled to a tax deduction with respect to the grant or exercise of the Incentive Stock Option or upon the sale of the shares issued upon exercise. If these holding period rules are not met, the holder will realize ordinary income upon disposition equal to the amount by which the fair market value of the shares at the time of exercise (or, if lower, the proceeds of sale) exceeds the option price. Eaton will be entitled to a tax deduction equal to the ordinary income realized by the holder. Any gain in excess of the amount taxed as ordinary income will be taxed as short-term or long-term capital gain.

A person granted a non-qualified stock option will not be taxed upon the grant of the option, and Eaton will not be entitled to a tax deduction by reason of the grant. The option holder will realize taxable income upon exercise of the option in the amount by which the fair market value of the shares received exceeds the option price. Eaton will be entitled to a tax deduction equal to the ordinary income to the employee.

Performance Shares. Performance shares will not result in taxable income to the recipient or a tax deduction for Eaton during any period that the recipient's rights to shares under the award are contingent on Eaton's attainment of performance goals. At the time the Committee certifies that the Company's performance goal has been met, the recipient will realize taxable ordinary income equal to the fair market value of the shares at the time of certification. Eaton will be entitled to a tax deduction in the same amount.

Other Awards. Restricted shares will not be taxable to the recipient, or deductible by Eaton, when awarded or during the period the shares are restricted. At the time the restriction lapses, the recipient will realize taxable ordinary income equal to the fair market value of the shares at the time of lapse, less the amount (if any) paid by the recipient for those shares. Subject to the provisions of Section 162(m) of the Internal Revenue Code, Eaton will at that time be entitled to a tax deduction in the same amount.

ACCOUNTING PRACTICE - There is currently no accounting charge to the income of the Company in connection with the grant or exercise of a stock option. The Company's income will be charged to the extent of any appreciation in the fair value of stock appreciation rights which are outstanding and expected to be exercised in the future. The Company's income will be charged for the expected fair value of shares awarded in the future as performance shares.

VOTE REQUIRED - The Board's adoption of the Plan is conditioned upon the Plan's receiving the approval of holders of the majority of the outstanding Eaton common shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2002 STOCK
PLAN.

3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of its Audit Committee, the Board of Directors has appointed the accounting firm of Ernst & Young LLP as independent auditors to conduct the annual audit of Eaton's books and records for 2002. The submittal of this matter to the shareholders at the annual meeting is not required by law or by Eaton's Amended Regulations. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of a majority of the outstanding shares, the Board intends to reconsider its appointment of Ernst & Young LLP as independent auditors.

A representative of Ernst & Young LLP will be present at the annual meeting to answer any questions concerning the independent auditors' areas of responsibility.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

4. OTHER BUSINESS

Management does not know of any other matters requiring shareholder action that may come before the meeting; but, if any are properly presented, the individuals named in the enclosed form of proxy will vote on those matters according to their best judgment.

OWNERSHIP OF OUTSTANDING VOTING SHARES -- Set forth below is certain information concerning persons who are known by Eaton to have reported owning beneficially more than 5% of the Company's common shares as of the most recent practicable date.

                         TITLE OF CLASS: COMMON SHARES

   NAME AND ADDRESS OF       NUMBER        PERCENT
     BENEFICIAL OWNER       OF SHARES      OF CLASS
---------------------------------------------------
FMR Corp.                   6,103,212(1)     8.8%
82 Devonshire Street
Boston, MA 02109

Vanguard Windsor Funds      4,026,800(2)    5.81%
P.O. Box 2600 Valley
Forge, PA 19482

Wellington Management       6,137,800(3)    8.86%
  Company, LLP
75 State Street
Boston, Massachusetts 02109
---------------------------------------------------

(1) FMR Corp. has filed with the Securities and Exchange Commission a Schedule 13G dated February 14, 2002, which reports the beneficial ownership of 6,103,212 common shares by it and certain affiliated entities and individuals. As reported in the Schedule 13G, FMR Corp. and such affiliated entities and individuals have sole voting power with respect to 527,392 shares and sole power to dispose or to direct the disposition of 6,103,212 common shares.

(2) The Vanguard Group, on behalf of the Vanguard Windsor Fund, has filed with the Securities and Exchange Commission a Schedule 13G dated February 12, 2002, which reports the beneficial ownership of 4,026,800 common shares by it and certain affiliated entities and individuals. As reported in the
    Schedule 13G, Vanguard Windsor Fund and such affiliated entities and individuals have sole voting power with respect to 4,026,800 shares and shared power to dispose or to direct the disposition of 4,026,800 common shares.

(3) Wellington Management Company, LLP has filed with the Securities and Exchange Commission a Schedule 13G dated February 14, 2002, which reports the beneficial ownership of 6,137,800 common shares by it and certain affiliated entities and individuals. As reported in the Schedule 13G, Wellington Management Company, LLP and such affiliated entities and individuals have shared voting power with respect to 618,630 common shares and shared power to dispose or to direct the disposition of 6,137,800 common shares.

The following table shows the beneficial ownership, reported to the Company as of January 31, 2002, of Company common shares by each director and nominee, each executive officer named in the Summary Compensation Table on page 12 and all of those individuals and all other executive officers as a group and also sets forth the number of share units held under various deferred compensation plans.

                         TITLE OF CLASS: COMMON SHARES

            NAME OF                NUMBER         PERCENT                       TOTAL NUMBER OF
          BENEFICIAL              OF SHARES          OF         DEFERRED           SHARES AND
             OWNER               OWNED(1,2)       CLASS(3)   SHARE UNITS(4)   DEFERRED SHARE UNITS
--------------------------------------------------------------------------------------------------

C. Arnold                            75,607(5)      --               --               75,607
S. M. Buente                         94,363(5)      --           16,386              110,749
R. W. Carson                        117,946(5)      --            7,322              125,268
S. J. Cook                           68,919(5)      --            7,600               76,519
M. J. Critelli                       12,879         --               --               12,879
A. M. Cutler                        441,709(5,6)    --           90,215              531,924
E. Green                             16,676         --            1,476               18,152
N. C. Lautenbach                     15,852         --            4,076               19,928
D. L. McCoy                           8,904         --            1,432               10,336
J. R. Miller                         20,676         --               --               20,676
F. C. Moseley                        27,776(6)      --            2,100               29,876
V. A. Pelson                         18,176(6)      --            3,558               21,734
A. W. Reynolds                       22,176         --            2,231               24,407
G. L. Tooker                         19,176(6)      --            1,862               21,038
Directors, Nominees and
  Executive Officers as a group
  of 23                           1,319,306         --          188,060            1,507,366
--------------------------------------------------------------------------------------------------

(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

(2) Includes shares which the person has the right to acquire within 60 days after January 31, 2002 upon the exercise of outstanding stock options as follows: C. Arnold, 6,633; S. M. Buente, 82,485; R. W. Carson, 115,015; S.
    J. Cook, 67,518; A. M. Cutler, 397,169; and all directors, nominees and executive officers as a group, 1,105,135 shares.

(3) Each of the individuals listed holds less than 1% of outstanding common shares.

(4) For descriptions of these units, see pages 10 and 15.

(5) Includes shares held under the Eaton Savings Plan (formerly called the Eaton Corporation Share Purchase and Investment Plan) as of January 31, 2002.

(6) Includes shares held jointly or in other capacities, such as by trust.

Employee benefit plans of the Company and its subsidiaries on January 31, 2002 held 7,306,305 common shares for the benefit of participating employees, or 10.48% of common shares outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE -- Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of holdings and transactions in the Company's equity securities with the Securities and Exchange Commission and the New York Stock Exchange. The Company believes that its directors and officers complied fully with all such filing requirements with respect to 2001.

FUTURE SHAREHOLDER PROPOSALS -- Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual meeting must do so on a timely basis. In order to be included in the proxy statement for the 2003 annual meeting, proposals must relate to proper subjects and must be received by the Corporate Secretary, Eaton Corporation, Eaton Center, Cleveland, Ohio 44114-2584, before November 15, 2002.

By order of the Board of Directors

/s/ EARL R. FRANKLIN

Earl R. Franklin
Secretary

March 15, 2002

                                   APPENDIX A

                           CHARTER OF AUDIT COMMITTEE

The Audit Committee shall be responsible to assist the Board of Directors in monitoring (1) the integrity of the Company's financial statements and its systems of internal accounting and financial controls and (2) the independence and performance of the Company's internal and independent auditors.

The Audit Committee shall be comprised of at least three Directors appointed by the Board, who shall meet the independence and experience requirements of the New York Stock Exchange.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board concerning the Committee's actions, conclusions and recommendations.

The Audit Committee shall:

 1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

 2. Review the annual audited financial statements with management and the independent auditor before publication, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the financial statements, and recommend to the Board that the financial statements be included in the annual report to shareholders and annual report on Form 10-K.

 3. Review analyses prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's annual financial statements.

 4. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

 5. Review with the Company's General Counsel legal matters that may have a material impact on the Company's financial statements.

 6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

 7. Review the report of the Director -- Audits on internal controls and internal audit results.

 8. Recommend to the Board the appointment of the independent auditor, which will be accountable to the Audit Committee and the Board.

 9. Approve the fees to be paid to the independent auditor for audit services.

10. Obtain periodic written statements from the independent auditor delineating all relationships between the auditor and the Company, discuss such statements with the auditor, consider the compatibility of the auditor's services, other than its audit services, with its independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

11. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

12. Review the appointment and any replacement of the Company's Director -- Audits.

13. Meet with the Director -- Audits and independent auditor prior to the Company's annual audit to review the scope, planning and staffing of the audit.

14. Discuss with the independent auditor any matters raised by the auditor under generally accepted auditing standards relating to the conduct of the Company's annual audit and quarterly reviews, including the independent auditor's judgment about the quality of the Company's accounting principles as applied in its financial reporting. In regard to quarterly reviews, this discussion may be held either through the entire Committee or through its Chairman on the Committee's behalf.

15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter.

16. Review with management and the independent auditor the Company's quarterly financial statements as early as possible and in any case prior to the filing of each Form 10-Q report. This review may be conducted either through the entire Committee or through its Chairman on the Committee's behalf.

17. Meet at least annually with the Company's chief financial officer, Director -- Audits and independent auditor in separate executive sessions.

18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

While the Audit Committee shall have the responsibilities and powers set forth in this Charter, it shall not be the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. These instead shall be the responsibility of management and the independent auditor. Nor shall it be the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations or the Company's code of conduct.

                                   APPENDIX B

                               EATON CORPORATION
                     BOARD OF DIRECTORS GOVERNANCE POLICIES
                                JANUARY 23, 2002

I. BOARD ORGANIZATION AND COMPOSITION

A. Size and Structure of Board. The size of the Board should be in the range of 10-15. No more than two Directors should be employees of the Company. The Board believes that it is desirable for the Company's Board to be divided into three approximately equal classes, one of which is elected each year, since this structure assures continuity and has worked well historically.

B. Director Independence. Except for Directors who are Company employees, all Directors should be independent. A Director will be considered independent if the Director has no financial, personal or other relationship to the Company or its management which would interfere with the exercise of his or her independent judgment.

C. Director Tenure. Each Director is elected for a three-year term. There is no limit to the number of terms a Director may serve. However, the Company's retirement policy calls for each outside Director to retire at the Annual Shareholders Meeting following the Director's 68th birthday and for each inside Director to retire from the Board when he or she retires as an employee, no later than the Director's 65th birthday. The Chairman and Chief Executive Officer should not continue on the Board after retiring as an employee. Directors who retire from their employment or who otherwise significantly change the position they held when initially elected to the Board should not necessarily leave the Board. However, the Board will review the continued appropriateness of Board membership under these new circumstances.

D. Membership on Other Boards. Each Director is responsible to notify the Chairman of the Governance Committee before accepting invitations to join other Boards of Directors. One purpose of this policy is to avoid actual or potential conflicts of interest or the appearance of conflicts of interest. Appropriate legal advice will be obtained as necessary. Another purpose of this policy is to insure that Directors do not have an excessive number of Board assignments that would put the Directors' effectiveness at risk.

E. New Directors. Director candidates will be selected on the basis of their ability to make contributions to the Board of Directors and to the Company's governance activities. Among the most salient strengths to be considered are personal ability, character, intelligence, relevant business background, expertise in areas of importance to the Company's objectives, and a sensitivity to the Company's corporate responsibilities. The initial screening of Director candidates is conducted jointly by the Chairman of the Governance Committee and the Chairman and Chief Executive Officer. The Governance Committee then identifies the recommended candidate for possible approval by the Board of Directors.

F. Combining the Positions of Chairman and Chief Executive Officer. It is the Board's policy that the positions of Chairman of the Board and Chief Executive Officer should be held by the same person. The Board believes that this practice provides the most efficient and effective leadership model for the Company.

G. No Lead Director. The Board believes that designating a lead Director is not necessary or appropriate for the best interests of the Company and its shareholders unless the Chairman and Chief Executive Officer is absent, and then only for the duration of his or her absence. When the outside Directors meet without the Chairman and Chief Executive Officer, they may designate a Director to chair the meeting whenever they believe that would be useful.

II. COMMITTEE COMPOSITION AND LEADERSHIP

A. Membership of Committees. All Board Committees are comprised entirely of outside independent Directors, except for the Executive Committee, which is chaired by the Chairman and Chief Executive Officer.

B. Rotation of Committee Memberships and Chairs. In order to assure that each Director has a broad exposure to the work of the various

Board Committees, and at the same time to provide for continuity in the membership of each Committee, the Board has adopted the practice of rotating each outside Director's Committee assignments approximately every three to five years, except that, for continuity, Committee Chairs normally continue on their Committees somewhat longer than five years, at the discretion of the Board. The Director who will become the Chair of a Committee should be selected from among the current members of the Committee and should be designated at least one year in advance in order to permit adequate preparation time and a smooth transition.

C. Committee Descriptions. There are five standing Committees of the Board: the Audit Committee, Compensation and Organization Committee, Executive Committee, Finance Committee and Governance Committee. The responsibilities and membership of these Committees are described in the Company's annual proxy statement.

III. PERFORMANCE ASSESSMENT

A. Board Self-Assessment. The Board considers it important to conduct a self-assessment of its performance every two years.

B. Chairman and Chief Executive Officer Performance Assessment. The performance of the Chairman and Chief Executive Officer is assessed annually by the Compensation and Organization Committee, which reports its conclusions to the outside Directors for discussion in executive session. The results of the assessment are reviewed with the Chairman and Chief Executive Officer by the Chair of the Compensation and Organization Committee.

C. Senior Management Performance Assessment. One of the most important responsibilities of the Board is to assure that the Company's senior management is well qualified to conduct the Company's business affairs. The Board has delegated to the Chairman and Chief Executive Officer the responsibility to assess the performance of the senior management team. The Chairman and Chief Executive Officer, then, reports annually to the Board, giving his assessment of each officer's performance and his thoughts on succession planning.

IV. OPERATION OF THE BOARD AND COMMITTEES

A. Agendas and Background Information. The Agenda for each meeting of the Board and Committees should be sent to the Directors or Committee members in advance, along with background information on important subjects. Any Board or Committee member may ask that an item be added to the Agenda.

B. Access to Management. Directors should request from management information that they consider helpful in the performance of their duties.

C. Executive Sessions. At each Board meeting, the Board typically holds an executive session, in which only the Directors are present. Whenever the Board deems it appropriate, the Board also meets independent of any inside Directors to discuss whatever topics it deems appropriate.

D. Board Meetings on Strategic Planning. The Board devotes one entire meeting per year to strategic planning, along with portions of additional meetings throughout the year. Company performance is to be measured in terms of the Company's strategic objectives and its relative performance among its peers.

E. Concurrent Committee Meetings. Because of scheduling constraints, certain meetings of Board Committees are held concurrently, although doing so requires the inside Directors to be absent from certain Committee meetings.

F. Minutes. Minutes of all Committee meetings are sent to all Directors for their information in advance of the following Board meeting, together with the minutes of the prior Board meeting.

G. Management Speaks for the Company. The Board believes that management speaks for the Company. Individual Board members may occasionally communicate with various constituencies that are involved with the Company. However, it is expected that Board members would do this with the knowledge and concurrence of management and would advise the Chief Executive Officer of the nature and content of any such communications.

H. Orientation for New Directors. An orientation process has been developed for new Directors, including background briefings by the Chairman and Chief Executive Officer, other senior officers and the Secretary.

V. COMPENSATION OF OUTSIDE DIRECTORS

A. Regular Reviews of Compensation. Regularly scheduled reviews of outside Director compensation are conducted by the Governance Committee to assure that the compensation remains competitive and appropriate. In this way, compensation reviews are not specially scheduled at management's initiative.

B. Pensions. In 1996, the Company's pension plan for outside Directors was discontinued as to newly-elected outside Directors. Those first elected in 1996 or later are not eligible to receive pension payments after retiring from the Board. However, each of the Directors is encouraged to take advantage of the opportunity under the 1996 Director Deferral Plan to defer Director fees into shares of the Company, which are issued to the Director following retirement from the Board.

C. Stock Options. Upon election each Director receives stock options for 5,000 common shares of the Company, exercisable at the market price of the shares on the date of grant. Thereafter, each Director annually receives stock options for a number of additional shares, with a market value on the date of grant equal to four times the outside Directors' annual retainer. These options also are exercisable at the market price of the shares on the date of grant.

D. Share Ownership Guidelines. The Board has adopted guidelines calling for each outside Director to acquire within five years a number of Company shares with a market value equal to three times the amount of the outside Directors' annual retainer.

VI. GENERAL

These Policies will be reviewed by the Governance Committee annually and may be amended from time to time.

                                   APPENDIX C

                                2002 STOCK PLAN

1. PURPOSE

The Plan enables non-employee directors and professional and management employees who contribute significantly to the success of Eaton Corporation (the "Company") to participate in its future prosperity and growth and to identify their interests with those of the shareholders. The purpose of the Plan is to provide long-term incentive through outstanding service to the Company and its shareholders and to assist in recruiting and retaining people of outstanding ability and initiative in non-employee director, professional and management positions.

2. ADMINISTRATION

(A) Employee Awards

With respect to employee awards, the Plan shall be administered by the Compensation and Organization Committee of the Board of Directors (the "Committee"), which shall consist of at least three non-employee directors.

(B) Non-employee Director Options

With respect to non-employee director options, the Plan shall be administered by the Governance Committee of the Board of Directors, which shall consist of at least three non-employee directors.

(C) Authority of Committees

With respect only to those awards for which it has administrative responsibility, the Committee and the Governance Committee shall each have complete authority (except as otherwise expressly provided herein) to interpret all provisions of the Plan consistent with law, to determine the type and terms of awards consistent with the provisions of the Plan, to prescribe the form of instruments evidencing awards, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for its administration of the Plan. The determinations of each committee shall be final and conclusive. The committees may act by resolution or in any other manner permitted by law. The Committee may delegate its authority to officers of the Company with respect to the granting of awards to employees who are not officers or directors of the Company.

3. SHARES AVAILABLE

The aggregate of (a) the number of Eaton common shares delivered by the Company in payment and upon exercise of awards to employees and non-employee directors and (b) the number of shares subject to outstanding awards to employees and non-employee directors shall not exceed 2,500,000 at any one time, subject to adjustments as authorized herein. Shares related to awards that are forfeited, terminated, unexercised upon expiration, settled in cash in lieu of shares or in such manner that all or some of the shares covered by an award are not issued, or exchanged for awards that do not involve shares, shall immediately become available for other awards. Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The maximum aggregate number of shares or share units underlying options or related to other awards that may be granted to any employee during any three consecutive calendar year period is 500,000. No more than 10% of the total number of shares authorized for delivery under the Plan may be granted as performance shares, restricted shares, stock appreciation rights or other share-based awards (other than stock options). In addition, no more than 5% of the total number of shares authorized for delivery under the Plan may be granted as performance shares, restricted shares, stock appreciation rights or other share-based awards (other than stock options) which vest within less than one year after the date of grant. With respect to such awards in excess of 5% of the total number of such authorized number of shares, the vesting period must exceed one year, with no more than one third of shares becoming vested at the end of each of the twelve-month periods following the date of grant.

Awards may be made under the Plan at any time after approval of the Plan by shareholders at the 2002 annual meeting until December 31, 2011.

4. ELIGIBILITY FOR AWARDS

Any non-union salaried employee (including officers) of the Company or any of its subsidiaries may be granted an award. The Committee (a) will designate employees to whom grants are to be made, (b) will specify the number of options, stock appreciation rights, performance shares, restricted shares or other share-based awards subject to each grant, and (c) subject to Section 5(C), will specify the price of the award. Non-employee directors are eligible to receive stock options as provided under Section 5(B).

5. STOCK OPTIONS

(A) Employee Stock Options

Grants. The Committee may grant to eligible employees (i) options which are intended to qualify as incentive stock options ("Incentive Stock Options") under the Internal Revenue Code, or (ii) options which are not intended to qualify as Incentive Stock Options. Each option will give the employee the right to purchase a designated number of the Company's common shares with a par value of 50c each ("shares"). The aggregate fair market value (at the time of grant) of shares for Incentive Stock Options under all plans of the Company which become initially exercisable by an employee during any calendar year shall not exceed $100,000 (or such other amount as may be provided by the Internal Revenue Code or regulations thereunder).

Exercise. Each option shall be exercisable on such date or dates, during such period and for such number of shares, as shall be determined by the Committee as of the date of grant, although grants to employees subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16b") shall not be exercisable for at least six months after those options are granted. The Committee may, in its sole discretion, accelerate the times when an option may be exercised and the Management Compensation Committee (comprised of Company officers) may do likewise for employees who are not subject to Section 16b.

(B) Non-employee Director Stock Options

Grants. Subject to approval of the Plan by shareholders at the 2002 annual meeting, each person who at that meeting or thereafter first becomes a non-employee director automatically shall be granted an option for 5,000 shares upon the date of his or her election. On each granting date that each non-employee director continues to serve in that capacity, beginning in the year after that director receives his or her initial grant, he or she shall automatically be granted an option for a number of shares equal to the quotient resulting from dividing (i) four times the annual retainer for each non-employee director in effect on the granting date, by (ii) the closing price of an Eaton common share on the New York Stock Exchange Composite Transactions on the last business day immediately preceding the granting date. The granting date is the Tuesday immediately before the fourth Wednesday of each January. Notwithstanding anything to the contrary herein, no non-employee director shall receive an initial grant or a continuing grant for a particular year if that director receives such a grant under any other stock plan of the Company.

Term.  The term of each option shall expire ten years from the date of grant.

Exercise. An option shall become fully exercisable six months following the date of grant.

(C) Price

Each employee option and each non-employee director option shall state the number of shares to which it pertains and the option price. The option price shall be the fair market value of the shares subject to the option on the date of grant. The fair market value shall be the mean of the high and low prices as quoted on the New York Stock Exchange Composite Transactions.

(D) Payment

The price at which shares may be purchased upon exercise of an employee option or non-employee director option shall be paid in full at the time of exercise in cash, or, if permitted by the terms of the option, by means of tendering shares or other consideration valued at fair market value on the date of exercise, or any combination thereof. The appropriate committee shall determine acceptable methods of tendering shares or other consideration. Delivery of shares by the Company to the option holder upon exercise of an option may be deferred, as authorized by the appropriate committee.

6. PERFORMANCE SHARES

The Committee may grant performance shares to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. The Committee shall establish award periods and shall establish the number of performance shares to be earned if Company performance objectives are met. The performance objectives shall be stated in terms of cash flow return on gross capital employed in the Company's business ("CFR"). CFR equals the total of net income plus depreciation and after-tax net interest divided by the total of capital plus accumulated depreciation (minus goodwill and short-term investments). After performance shares have been awarded and performance objectives have been established, the Committee may not increase the number of performance shares that may be earned by any employee upon attainment of those performance objectives within a performance period. The actual levels of CFR to be achieved, and the length of the performance period and, subject to the requirements of Section 3, other terms and conditions of the performance shares, shall be determined by the Committee. To the extent performance shares are forfeited or the grant of performance shares has expired or is surrendered, canceled or terminated, the shares subject to the grant shall be available for future grants if within other Plan limitations.

7. OTHER AWARDS

In limited circumstances where the Committee determines that the use of stock options is inadvisable for tax or other regulatory reasons, it may grant stock appreciation rights to eligible employees. Stock appreciation rights entitle the holder, upon exercise, to receive a number of shares or cash, as the Committee may determine, equal to the increase in fair market value of a number of shares designated by such rights from the date of grant to the date of exercise. The number of shares subject to a stock appreciation right shall be counted against the individual limit on the maximum number of shares that may be awarded to any employee during any three consecutive calendar year period, and against the maximum number of shares which may be delivered under the Plan.

Subject to Section 3, the Committee may grant other share-based awards to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. Such grants may include restricted shares. The Committee may specify such criteria or periods for payment as it shall determine, and the extent to which such criteria or periods have been met shall be conclusively determined by the Committee. Other share-based grants may be paid in shares or other consideration related to shares, as specified by the grant, and, subject to the requirements of Section 3, shall have such terms and conditions as shall be determined by the Committee.

8. TRANSFERS

Except as otherwise provided by the appropriate committee, awards under the Plan are not transferable other than by will or the laws of descent and distribution. A transferred award may be exercised by the transferee only to the extent that the grantee would have been entitled had the award not been transferred. Notwithstanding anything herein to the contrary, the transfer of Incentive Stock Options shall be limited as required by the Internal Revenue Code and applicable regulations.

9. ADJUSTMENTS

In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or similar event affecting shares of the Company, the following shall be equitably adjusted by the appropriate committee: (a) the number and class of shares (i) reserved under the Plan, (ii) for which awards may be granted to an individual, and (iii) covered by outstanding awards denominated in shares or share units, (b) the prices relating to outstanding awards, and (c) the appropriate fair market value and other price determinations for such awards.

10. GENERAL PROVISIONS

The Company shall have the right to deduct from any cash payment made under the Plan any taxes required by law to be withheld. It shall be a condition to the obligation of the Company to deliver shares that the participant pay the Company such amount as it may request for the purpose of satisfying any such tax liability. Any award under the Plan may provide that the participant may elect, in accordance with any regulations issued by the appropriate committee, to pay the amount of such withholding taxes in shares.

No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an award until a certificate or certificates for the shares have been delivered to that person, estate or other entity. The Plan shall not confer upon any non-employee director or employee any right to continue in that capacity. The laws of Ohio shall govern the Plan and all determinations made and actions taken pursuant hereto, to the extent not governed by the laws of the United States.

11. AMENDMENT

The Board of Directors of the Company may alter, amend or terminate the Plan from time to time, except that the Plan may not be amended without shareholder approval to (i) materially increase the aggregate number of shares which may be issued, (ii) increase the maximum number of shares which may be granted to any employee, (iii) grant options or stock appreciation rights at a purchase price below fair market value on date of grant, or (iv) materially modify the requirements as to eligibility for participation in the Plan. The provisions of the Plan pertaining to the awards to non-employee directors may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

12. EFFECTIVE AND TERMINATION DATES

The Plan will become effective if and when approved by shareholders holding a majority of the Company's outstanding common shares entitled to vote at the 2002 annual meeting of shareholders.

No awards shall be granted under the Plan after December 31, 2011. Awards granted before that date shall remain valid thereafter in accordance with their terms.

         EATON CORPORATION

         EATON CENTER
         CLEVELAND, OHIO 44114-2584
         -------------------------------------------------------------------
                                              Eaton Logo

         The undersigned hereby appoints A. M. Cutler, J. R. Horst and E. R. Franklin as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the Eaton common shares, including reinvestment shares, if any, held by the undersigned on February 25, 2002, at the annual meeting of shareholders to be held at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, on April 24, 2002, at 10:30 a.m. local time and at any adjournments thereof.

                Election of Directors:  (01) N. C. Lautenbach, (02) J. R.
                                        Miller, (03) F. C. Moseley (04) V.
                                        A. Pelson

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED FOR ITEMS #1, #2 AND #3 UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE REVERSE SIDE.

         PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
         ENVELOPE.
    P
    R
    O
    X
    Y
                                                                SEE REVERSE
                                                                   SIDE

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

          [X]     PLEASE MARK YOUR                                   |
                  VOTES AS IN THIS                                   |  0954
                  EXAMPLE.                                           |________


               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" ITEM #2 AND #3.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS #1, #2 AND #3.

-----------------------------------------------------------------------------------------------------------------------------------

                      FOR    WITHHELD                        FOR  AGAINST  ABSTAIN                            FOR  AGAINST  ABSTAIN

   1. Election of     [ ]       [ ]      2. Approval of      [ ]    [ ]      [ ]      3. Ratification of      [ ]    [ ]      [ ]
      Directors                             2002 Stock Plan                              appointment of
      (see reverse)                                                                      Independent Auditors

For, except vote withheld from
the following nominee(s):

------------------------------

                                                                                   4. In their discretion, the proxies are
                                                                                      authorized to vote upon such other business
                                                                                      as may properly come before the meeting.





                                                                                    Please sign exactly as name appears hereon.
                                                                                    Joint owners should each sign. When signing
                                                                                    as attorney, executor, administrator, trustee
                                                                                    or guardian, please give full title as such.


                                                                                    ---------------------------------------------


                                                                                     ------------------------------------------
                                                                                     SIGNATURE(S)                       DATE

-------------------------------------------------------------------------------------------------------------------------------

                X           FOLD AND DETACH HERE           X


YOU ARE URGED TO TAKE ADVANTAGE OF NEW AND CONVENIENT WAYS TO VOTE YOUR SHARES ON MATTERS TO BE COVERED AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS. PLEASE USE ANY OF THE FOLLOWING THREE VOTING METHODS TO CAST YOUR BALLOT.

             FAST AND CONVENIENT -- 24 HOURS A DAY -- 7 DAYS A WEEK

TO VOTE BY INTERNET:
- Have your proxy card in hand when you access the web site.
- Log on to the Internet and go to the web site http://www.eproxyvote.com/etn.
- You will be prompted to enter your control number printed in the box above.
- Follow the simple instructions provided.

TO VOTE BY TELEPHONE:
- Have your proxy card in hand when you call.
- On a touch-tone telephone, CALL TOLL FREE 1-877-779-8683, OR 1-877-PRXVOTE.
- You will be prompted to enter your control number printed in the box above.
- Follow the simple recorded instructions.

TO VOTE BY MAIL:
- Mark, sign and date your proxy card.
- Return your proxy card in the postage-paid envelope provided.

IF YOU CHOOSE TO VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.

                              THANK YOU FOR VOTING

         CONFIDENTIAL VOTING INSTRUCTIONS

         To Fidelity Management Trust Company, Trustee for the Plans listed below (the "Trustee"):

         The undersigned, as a participant in the (a) Eaton Savings Plan or
         (b) Eaton Personal Investment Plan ((a) and (b) being collectively called the "Plans") hereby directs the Trustee to vote in person or by proxy all common shares of Eaton Corporation credited to the undersigned's account under the Plans on the record date at the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, on April 24, 2002, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR items #1, #2 and #3 unless the undersigned indicates proper voting instructions to the contrary. Under each of the Plans, if the Trustee does not receive proper voting instructions by April 19, 2002 telling the Trustee how to vote the Eaton shares in the account of the undersigned, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions from other Plan participants.


                Election of Directors:  (01) N.C. Lautenbach, (02) J.R.
                                        Miller, (03) F.C. Moseley, (04) V.A.
                                        Pelson

                                                                SEE REVERSE
                                                                   SIDE

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

          [X]     PLEASE MARK YOUR                              |
                  VOTES AS IN THIS                              |  2826
                  EXAMPLE.                                      |_________



               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" ITEM #2 AND #3.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS #1, #2 AND #3.

-----------------------------------------------------------------------------------------------------------------------------------

                      FOR    WITHHELD                        FOR  AGAINST  ABSTAIN                            FOR  AGAINST  ABSTAIN

   1. Election of     [ ]       [ ]      2. Approval of      [ ]    [ ]      [ ]      3. Ratification of      [ ]    [ ]      [ ]
      Directors                             2002 Stock Plan                              appointment of
      (see reverse)                                                                      Independent Auditors

For, except vote withheld from
the following nominee(s):

------------------------------

                                                                                   4. In their discretion, the proxies are
                                                                                      authorized to vote upon such other business
                                                                                      as may properly come before the meeting.




                                                                                    Please sign exactly as name appears hereon.
                                                                                    Joint owners should each sign. When signing
                                                                                    as attorney, executor, administrator, trustee
                                                                                    or guardian, please give full title as such.


                                                                                    ---------------------------------------------


                                                                                     ------------------------------------------
                                                                                     SIGNATURE(S)                       DATE

------------------------------------------------------------------------------------------------------------------------------

                X           FOLD AND DETACH HERE           X


YOU ARE URGED TO TAKE ADVANTAGE OF NEW AND CONVENIENT WAYS TO VOTE YOUR SHARES ON MATTERS TO BE COVERED AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS. PLEASE USE ANY OF THE FOLLOWING THREE VOTING METHODS TO CAST YOUR BALLOT.

             FAST AND CONVENIENT -- 24 HOURS A DAY -- 7 DAYS A WEEK

TO VOTE BY INTERNET:
- Have your proxy card in hand when you access the web site.
- Log on to the Internet and go to the web site http://www.eproxyvote.com/etn.
- You will be prompted to enter your control number printed in the box above.
- Follow the simple instructions provided.

TO VOTE BY TELEPHONE:
- Have your proxy card in hand when you call.
- On a touch-tone telephone, CALL TOLL FREE 1-877-779-8683, OR 1-877-PRXVOTE.
- You will be prompted to enter your control number printed in the box above.
- Follow the simple recorded instructions.

TO VOTE BY MAIL:
- Mark, sign and date your proxy card.
- Return your proxy card in the postage-paid envelope provided.

IF YOU CHOOSE TO VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.

                              THANK YOU FOR VOTING

                                                                   CUTLER-HAMMER

                       CUTLER-HAMMER DE PUERTO RICO, INC.
                            RETIREMENT SAVINGS PLAN

Dear Participant:

As a participant in the Cutler-Hammer de Puerto Rico, Inc. Retirement Savings Plan, you have the right to direct Key Trust Company of Ohio, N.A., as trustee of the Plan, on how to vote the Eaton Corporation common shares credited to your account under the Plan. The enclosed proxy card may be used for this purpose. Your directions to Key Trust Company will be kept confidential.

If EquiServe Trust Company, N.A., which is acting as the tabulating agent, receives your proxy card by April 19, 2002, Key Trust Company will vote the shares in your account as instructed.

If EquiServe does not receive your proxy card by that date, Key Trust Company will vote the shares in your account in the same proportion on each issue as it votes those shares for which it has received voting directions from the other participants.

                                                                          DELPHI

                           DELPHI MECHATRONIC SYSTEMS
                         SAVINGS-STOCK PURCHASE PROGRAM

Dear Participant:

As a participant in the Delphi Mechatronic Systems Savings-Stock Purchase Program (the "Plan"), you have the right to direct State Street Bank, as trustee of the Plan, on how to vote the Eaton Corporation common shares credited to your account under the Plan. The enclosed proxy card may be used for this purpose. Your directions to State Street Bank will be kept confidential.

If EquiServe Trust Company, N.A., which is acting as the tabulating agent, receives your proxy card by April 19, 2002, State Street Bank will vote the shares in your account as instructed.

If EquiServe does not receive your proxy card by that date, State Street Bank will vote the shares in your account in the same proportion on each issue as it votes those shares for which it has received voting directions from the other participants.

                                                                AEROQUIP-VICKERS

                      AEROQUIP-VICKERS RETIREMENT SAVINGS
                            AND PROFIT SHARING PLAN

Dear Participant:

As a participant in the Aeroquip-Vickers Retirement Savings and Profit Sharing Plan, you have the right to direct Vanguard Fiduciary Trust Company ("Vanguard"), as trustee of the Plan, on how to vote the Eaton Corporation common shares credited to your account under the Plan. The enclosed proxy card may be used for this purpose. Your directions to Vanguard will be kept confidential.

If EquiServe Trust Company, N.A., which is acting as the tabulating agent, receives your proxy card by April 19, 2002, Vanguard will vote the shares in your account as instructed.

If EquiServe does not receive your proxy card by that date, Vanguard will vote the shares in your account in the same proportion on each issue as it votes those shares for which it has received voting directions from the other participants.